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                                                                     EXHIBIT 4.1

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            ATMOS ENERGY CORPORATION

                       Floating Rate Senior Notes due 2007

No. 1                                                      CUSIP NO. 049560 AD 7

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      Atmos Energy Corporation, a Texas and Virginia corporation (herein called the "Company", which term includes any successor entity under the Indenture, hereinafter defined), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on October 15, 2007 (the "Maturity Date"), at the office or agency of the Company referred to below, and to pay interest thereon from October 22, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on January 15, April 15, July 15 and October 15 in each year (each, an "Interest Payment Date"), commencing January 15, 2005 at the Three-Month LIBOR Rate plus 0.375%, as determined by the Calculation Agent in accordance with the next succeeding paragraph, until the principal hereof is paid or duly provided for. The Three-Month LIBOR Rate will be reset quarterly on each Interest Payment Date (each of these such dates is referred to as an "Interest Reset Date"), beginning on January 15, 2005. The interest rate for the first Interest Period shall be 2.465%. Interest payable on each Interest Payment Date will include interest accrued from and including October 22, 2004, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

      Interest will be computed on the basis of a 360-day year and the actual number of days in an Interest Period. All percentages resulting from any calculation of the interest rate with respect to these Securities will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (for example, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and
9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate for these Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

      Promptly upon determination, the Calculation Agent shall inform the Trustee and the Company of the interest rate for the next Interest Period. The Calculation Agent will, upon the request of any Holder of these Securities, provide the interest rate then in effect, and, if determined, the interest rate with regards to such Security which will become effective with respect to the next Interest Period. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of these Securities.

      "Three-Month LIBOR Rate" means the rate for deposits in U.S. dollars for the three-month period commencing on the applicable Interest Reset Date which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the second London Banking Day prior to the applicable Interest Reset Date. If this rate does not appear on Telerate Page 3750, the Calculation Agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 a.m., London time, on the second London Banking Day prior to the applicable Interest Reset Date to prime banks in the London interbank market for a period of three months commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office

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of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the second London Banking Day prior to the applicable Interest Reset Date for loans in U.S. dollars to leading European banks for a period of three months commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. "London Banking Day" means any business day in which dealings in U.S. dollars are transacted in the London interbank market.

      "Telerate Page 3750" means the display page so designated on the Moneyline Telerate, Inc. (or such other page as may replace such page on that service or any successor service for the purpose of displaying London interbank offered rates of major banks).

      "Calculation Agent" is SunTrust Bank until such time as the Company appoints a successor calculation agent.

      "Interest Period" means the period commencing on and including the Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date with the exception that the first Interest Period shall commence on October 22, 2004 and end on January 14, 2005.

      Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the January 1, April 1, July 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

      For purposes of this Security, "Business Day" means any day that, in the city of the principal Corporate Trust Office of the Trustee and in the City of New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

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      Payment of the principal of (and premium, if any) and interest on this
Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. So long as this Security remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

      Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      This Security is one of a duly authorized series of securities of the Company, designated as the Floating Rate Senior Notes due 2007 (the "Securities"), issued under an Indenture dated as of May 22, 2001, as it may be supplemented from time to time (referred to herein as the "Indenture"), between the Company and SunTrust Bank, as trustee (referred to herein as the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part). A reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered, except as otherwise provided herein.

      The Securities are initially limited to $300,000,000 aggregate principal amount. The Company may, at any time, without the consent of the Holders of the Securities, create and issue additional securities having the same ranking, interest rate, maturity and other terms as the Securities. Any such additional securities shall be consolidated and form the same series of the Securities having the same terms as to status, redemption and otherwise as the Securities under the Indenture.

      Events of Default. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

      Optional Redemption. The Securities will be redeemable, in whole or in part, at the Company's option, on any Interest Payment Date, on or after April 15, 2006, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the principal amount of Securities being redeemed to the Redemption Date.

      In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by The Depository Trust Company ("DTC") during any period the Securities are issued in the form of a global security registered in the name of DTC or a nominee thereof; provided that during any period the Securities are issued in certificated form, the selection of such Securities for redemption will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In no event shall Securities of a principal amount of $1,000 or less be redeemed in part. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less

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than 30 nor more than 60 days before the Redemption Date, to each Holder of
Securities to be redeemed, at its address as shown in the Security Register. If the Securities are to be redeemed in part only, the notice of redemption that relates to such Securities shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption unless the Company defaults in the payment of the Redemption Price.

      Sinking Fund. This Security does not have the benefit of any sinking fund obligations.

      Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities. Certain limited amendments may be effected under the Indenture at any time by the Company and the Trustee without the consent of any Holders of the Securities. Certain other amendments affecting the Securities may only be effected under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture affecting the Securities. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Outstanding Securities to waive on behalf of all of the Holders of all Outstanding Securities certain past defaults under the Indenture in respect of the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company represented by this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

      Authorized Denominations. The Securities are issuable only in registered form, without coupons in denominations of $1,000 and any integral multiple thereof.

      Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security

                                       5

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Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. At the date of the original issuance of this Security such office or agency of the Company is maintained by SunTrust Bank, Corporate Trust Division, 25 Park Place, 24th Floor, Atlanta, GA 30303-2900.

      As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

      Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

      Modifications to the Indenture pursuant to Section 301 of the Indenture. The following modifications to the Indenture shall be applicable with respect to the Securities:

      (a) The defined term "Principal Property" in the Indenture is hereby deleted in its entirety and replaced by the following:

      "Principal Property" means any natural gas distribution property located in the United States, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.

      (b) The defined term "Restricted Subsidiary" in the Indenture is hereby deleted in its entirety and replaced by the following:

      "Restricted Subsidiary" means any Subsidiary the amount of Consolidated Net Tangible Assets of which constitutes more than 10% of the aggregate amount of Consolidated Net Tangible Assets of the Company and its Subsidiaries.

      Defined Terms. Subject to the modifications to the Indenture set forth above, all capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                       6

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                  Governing Laws. This Security, the Indenture and the foregoing modifications to the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law.

                                       7

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                           IN WITNESS WHEREOF, the Company has caused this
instrument to be duly executed.

                                    ATMOS ENERGY CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name:  Louis P. Gregory
                                        Title: Senior Vice President and General
                                               Counsel

Attest:

By:
   ---------------------------
   Name:  Dwala Kuhn
   Title: Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: October 22, 2004           SUNTRUST BANK,
                                   as Trustee

                                  By:
                                      ------------------
                                      Authorized Officer

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                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:___________ Signature: ____________________________________________________
                              (sign exactly as name appears on the other side of this Security)

Signature guaranteed by: ______________________________